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                                                                   Exhibit 99.6

                                     CONSENT


August 21, 2006


To Whom It May Concern:


            The undersigned has been appointed as the Chief Financial Officer of Ivivi Technologies, Inc., a New Jersey corporation (the "Company"), effective as of the effectiveness of the Registration Statement on Form SB-2 (File No. 333-122768) filed by the Company with the Securities and Exchange Commission, as amended (the "Registration Statement"). This is to confirm the undersigned's consent to being named in the Registration Statement.



                                            Sincerely,



                                            /s/ Alan Gallantar
                                            ----------------------------------
                                            Name: Alan Gallantar